Exhibit 99.1

NEWS RELEASE

SPX REPORTS FOURTH QUARTER 2009 RESULTS

Adjusted Earnings Per Share from Continuing Operations at Mid-Point of Guidance Range

Net Cash from Continuing Operations of $225.9 Million

CHARLOTTE, NC — February 25, 2010 — SPX Corporation (NYSE:SPW) today reported results for the fourth quarter and year ended December 31, 2009:

Fourth Quarter Highlights:

•      Revenues decreased 12.1% to $1.32 billion from $1.51 billion in the year-ago quarter.  Organic revenues* declined 16.7%, while completed acquisitions and the impact of currency fluctuations increased reported revenues by 0.4% and 4.2%, respectively.

•      Segment income and margins were $168.6 million and 12.7%, compared with $226.6 million and 15.0% in the year-ago quarter.

•      Diluted net income per share from continuing operations was a loss of $1.63, compared with a loss of $0.20 in the year-ago quarter.  The fourth quarter 2009 results include the following items:

•      Non-cash impairment charges of $194.8 million ($169.2 million, net of tax), or $3.39 per share, primarily for the previously announced impairment of goodwill at the company’s specialty diagnostic service tools business, and

•      A tax benefit of $21.5 million, or $0.43 per share, associated with the recapitalization of certain entities in Europe.

•      Adjusted net income per share from continuing operations* was $1.35, excluding the impact of the items noted above and adjusting for the dilutive effect of outstanding stock awards, as compared to the company’s guidance of $1.25 to $1.45.

•      Net cash from continuing operations was $225.9 million, compared with $257.7 million in the year-ago quarter. The decline in cash flow was due primarily to lower earnings and increased spending on restructuring, which more than offset a significant reduction in working capital, largely attributed to higher than anticipated cash receipts in the last week of the quarter.

•      Free cash flow from continuing operations* during the quarter was $192.8 million, compared with $217.6 million in the year-ago quarter.  The decrease was due primarily to the items noted above, partially offset by lower capital expenditures.

Full Year 2009 Highlights:

•      Revenues decreased 16.9% to $4.85 billion from $5.84 billion in 2008.  Organic revenues declined 14.5%, while completed acquisitions and currency fluctuations impacted reported revenues by 0.2% and (2.6)%, respectively.

•      Segment income and margins were $587.1 million and 12.1%, compared with $800.3 million and 13.7% in 2008.

•      Diluted net income per share from continuing operations was $0.93, compared with $4.64 in 2008.  The impairment charges and tax benefit noted previously impacted full year earnings per share by $(3.40) and $0.43, respectively.

•      Adjusted net income per share from continuing operations was $3.90, excluding the items noted above, as compared to the company’s guidance of $3.80 to $4.00.

•      Net cash from continuing operations was $461.6 million, compared with $407.0 million in 2008.  Free cash flow from continuing operations was $368.8 million, compared with $290.6 million in 2008.  The increase in cash flow was due primarily to improved working capital performance and lower capital expenditures, which more than offset lower earnings and increased spending on restructuring.

“The challenges of the global recession resulted in weaker market demand in 2009.  Faced with these challenges we focused our efforts on operating execution, reducing our cost base, and maintaining strong liquidity, while at the same time continuing to invest in new product development and global expansion,” said Christopher J. Kearney, Chairman, President and Chief Executive Officer of SPX. “We believe these actions have us better positioned for growth when economic conditions improve and our markets recover.”

“Our primary technologies today support three critical components of modern societies: electricity; processed foods and beverages; and vehicle service,” Kearney added. “Our focus on these end markets, particularly in emerging regions of the world, has been key to our success in recent years and we believe the fundamental drivers behind the continued expansion of these markets point toward positive long-term growth for SPX moving forward.”

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the fourth quarter of 2009 were $437.9 million compared to $479.1 million in the fourth quarter of 2008, a decrease of $41.2 million, or 8.6%.  Organic revenues declined 14.5%, driven by softness across all the segment’s key end markets.  The impact of currency fluctuations increased revenues by 5.9% from the year-ago quarter.

Segment income was $62.7 million, or 14.3% of revenues, in the fourth quarter of 2009 compared to $71.2 million, or 14.9% of revenues, in the fourth quarter of 2008.  Segment income and margin declined due primarily to the organic decline noted above, offset partially by the benefits from restructuring and APV integration actions taken in 2008 and 2009.

Test and Measurement

Revenues for the fourth quarter of 2009 were $219.2 million compared to $250.3 million in the fourth quarter of 2008, a decrease of $31.1 million, or 12.4%.  Organic revenues declined 16.7%, driven primarily by the continued difficulties being experienced by vehicle manufacturers and their dealer service networks.  The impact of currency fluctuations increased revenues by 4.3% from the year-ago quarter.

Segment income was $19.4 million, or 8.9% of revenues, in the fourth quarter of 2009 compared to $18.0 million, or 7.2% of revenues, in the fourth quarter of 2008.  The increase in segment income and margins was due primarily to the benefits realized from cost reduction and restructuring initiatives as well as a favorable fourth quarter 2009 LIFO adjustment of $4.1 million resulting from a reduction in year-end inventories.  These items were partially offset by the organic revenue decline noted above.

Thermal Equipment and Services

Revenues for the fourth quarter of 2009 were $488.2 million compared to $497.1 million in the fourth quarter of 2008, a decrease of $8.9 million, or 1.8%.  Organic revenues declined 7.7% in the quarter, driven primarily by project timing for cooling systems and lower demand for seasonal heating products. Completed acquisitions and the impact of currency fluctuations increased reported revenues by 1.1% and 4.8%, respectively, from the year-ago quarter.

Segment income was $63.0 million, or 12.9% of revenues, in the fourth quarter of 2009 compared to $70.0 million, or 14.1% of revenues, in the fourth quarter of 2008.  The decline in segment income and margins was due primarily to the organic decline noted above, as well as unfavorable project mix in 2009. These declines were partially offset by the acquisition and currency benefits noted above.

Industrial Products and Services

Revenues for the fourth quarter of 2009 were $178.8 million compared to $279.3 million in the fourth quarter of 2008, a decrease of $100.5 million, or 36.0%.  Organic revenues declined 36.3% in the quarter, driven primarily by volume and pricing declines for power transformers and continued softness in the solar crystal grower product line.  The impact of currency fluctuations increased revenues by 0.3% from the year-ago quarter.

Segment income was $23.5 million, or 13.1% of revenues, in the fourth quarter of 2009 compared to $67.4 million, or 24.1% of revenues, in the fourth quarter of 2008.  The decrease in segment income and margins was driven largely by the organic declines noted above.

OTHER ITEMS

Dividend:   On February 19, 2010, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share payable on April 6, 2010, to shareholders of record on March 15, 2010.  The third quarter 2009 dividend of $0.25 per common share was paid on October 2, 2009.  The fourth quarter 2009 dividend of $0.25 per common share was paid on January 5, 2010.

Discontinued Operations:  During the fourth quarter of 2008, the company committed to a plan to divest its automotive filtration solutions product line, which was previously reported in the Industrial Products and Services segment.  The sale of this product line has been completed.

During the second quarter of 2009, the company committed to a plan to divest a product line that was previously reported in the Industrial Products and Services segment.  In February 2010, the company completed the sale of this product line.

The financial condition, results of operations, cash flows and any anticipated or realized loss from the sale of the product lines discussed above have been reported as discontinued operations in the attached condensed consolidated financial statements.

Form 10-K:  The company expects to file its annual report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission by March 1, 2010.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation (NYSE: SPW) is a Fortune 500 multi-industry manufacturing leader that provides its customers with highly-specialized, engineered solutions to solve critical business issues.

SPX products and technologies play an important role in the expansion of global infrastructure to help meet increased demand for power and energy and support many different sources of power generation, including coal and natural gas, nuclear, solar and geothermal. The company’s innovative product portfolio, containing many energy efficient products, includes cooling systems for power plants throughout the world; highly advanced food processing components and turnkey, scalable systems serving the global food and beverage industry; process equipment that assists a variety of flow processes including oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair; and power transformers that allow utility companies to regulate electric voltage, transmission and distribution.

With headquarters in Charlotte, North Carolina, SPX has 15,000 employees in more than 35 countries worldwide. Visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Revenues	$1,324.1	$1,505.8	$4,850.8	$5,837.6

Costs and expenses:
Cost of products sold	937.8	1,043.5	3,429.8	4,069.3
Selling, general and administrative	249.8	273.8	961.3	1,130.3
Intangible amortization	5.5	6.0	21.5	25.7
Impairment of goodwill and other intangible assets	194.8	123.0	194.8	123.0
Special charges, net	18.6	7.5	73.1	17.2
Operating income (loss)	(82.4)	52.0	170.3	472.1

Other income (expense), net	0.7	8.0	(19.7)	(1.2)
Interest expense	(23.4)	(27.3)	(92.1)	(116.0)
Interest income	1.5	3.3	7.5	10.9
Equity earnings in joint ventures	7.5	12.4	29.4	45.5
Income (loss) from continuing operations before income taxes	(96.1)	48.4	95.4	411.3
Income tax (provision) benefit	16.1	(55.2)	(47.2)	(152.4)
Income (loss) from continuing operations	(80.0)	(6.8)	48.2	258.9

Income (loss) from discontinued operations, net of tax	(2.3)	0.6	(5.6)	9.3
Gain (loss) on disposition of discontinued operations, net of tax	9.1	1.5	(26.4)	4.6
Income (loss) from discontinued operations	6.8	2.1	(32.0)	13.9

Net income (loss)	(73.2)	(4.7)	16.2	272.8

Less: Net income (loss) attributable to noncontrolling interests	(1.1)	20.6	(15.5)	24.9

Net income (loss) attributable to SPX Corporation common shareholders	$(72.1)	$(25.3)	$31.7	$247.9

Amounts attributable to SPX Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$(80.4)	$(10.7)	$46.4	$252.3
Income (loss) from discontinued operations, net of tax	8.3	(14.6)	(14.7)	(4.4)
Net income (loss)	$(72.1)	$(25.3)	$31.7	$247.9

Basic income per share of common stock
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(1.63)	$(0.20)	$0.94	$4.71
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.17	(0.27)	(0.30)	(0.08)
Net income (loss) per share attributable to SPX Corporation common shareholders	$(1.46)	$(0.47)	$0.64	$4.63

Weighted average number of common shares outstanding - basic	49.316	53.323	49.363	53.596

Diluted income per share of common stock
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(1.63)	$(0.20)	$0.93	$4.64
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.17	(0.27)	(0.29)	(0.08)
Net income (loss) per share attributable to SPX Corporation common shareholders	$(1.46)	$(0.47)	$0.64	$4.56

Weighted average number of common shares outstanding - diluted	49.316	53.323	49.797	54.359

(1) Diluted loss per share for the three months ended December 31, 2009 and 2008 is anti-dilutive and therefore is the same as the basic loss per share.

(2) Had we been in an income position, the diluted number of shares outstanding would have been 49.843 and 53.556 for the quarters ended December 31, 2009 and 2008, respectively.

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and equivalents	$522.9	$475.9
Accounts receivable, net	1,046.3	1,306.0
Inventories	560.3	666.8
Other current assets	121.2	180.6
Deferred income taxes	56.1	101.3
Assets of discontinued operations	5.7	108.2
Total current assets	2,312.5	2,838.8
Property, plant and equipment
Land	39.1	36.3
Buildings and leasehold improvements	250.4	223.5
Machinery and equipment	712.2	677.9
	1,001.7	937.7
Accumulated depreciation	(455.3)	(437.3)
Property, plant and equipment, net	546.4	500.4
Goodwill	1,600.0	1,769.8
Intangibles, net	708.3	646.8
Deferred income taxes	114.7	—
Other assets	442.5	382.3
TOTAL ASSETS	$5,724.4	$6,138.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$475.8	$633.7
Accrued expenses	987.5	1,153.6
Income taxes payable	20.3	24.5
Short-term debt	74.4	112.9
Current maturities of long-term debt	76.0	76.4
Liabilities of discontinued operations	5.3	23.9
Total current liabilities	1,639.3	2,025.0

Long-term debt	1,128.6	1,155.4
Deferred and other income taxes	92.1	124.0
Other long-term liabilities	962.9	788.9
Total long-term liabilities	2,183.6	2,068.3

Equity:
SPX Corporation shareholders’ equity:
Common stock	979.0	972.3
Paid-in capital	1,425.7	1,393.9
Retained earnings	2,223.0	2,240.5
Accumulated other comprehensive loss	(213.6)	(179.9)
Common stock in treasury	(2,523.3)	(2,416.0)
Total SPX Corporation shareholders’ equity	1,890.8	2,010.8
Noncontrolling interests	10.7	34.0
Total equity	1,901.5	2,044.8
TOTAL LIABILITIES AND EQUITY	$5,724.4	$6,138.1

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cash flows from (used in) operating activities:
Net income (loss)	$(73.2)	$(4.7)	$16.2	$272.8
Less: Income (loss) from discontinued operations, net of tax	6.8	2.1	(32.0)	13.9
Income (loss) from continuing operations	(80.0)	(6.8)	48.2	258.9
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Special charges, net	18.6	7.5	73.1	17.2
Impairment of goodwill and other intangible assets	194.8	123.0	194.8	123.0
(Gain) loss on sale of product line	0.3	—	(1.1)	—
Deferred income taxes	(30.5)	62.5	(21.0)	49.4
Depreciation and amortization	25.9	23.3	105.9	104.5
Pension and other employee benefits	13.5	17.0	53.5	58.0
Stock-based compensation	5.9	8.2	27.6	41.5
Other, net	(0.7)	6.7	16.3	25.9
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	217.9	(71.7)	316.3	(252.8)
Inventories	114.4	(0.9)	159.8	(48.0)
Accounts payable, accrued expenses and other	(234.1)	103.1	(444.7)	57.5
Cash spending on restructuring actions	(20.1)	(14.2)	(67.1)	(28.1)
Net cash from continuing operations	225.9	257.7	461.6	407.0
Net cash from (used in) discontinued operations	(0.2)	(4.7)	9.5	(1.1)
Net cash from operating activities	225.7	253.0	471.1	405.9

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	0.7	—	3.6	1.3
(Increase) decrease in restricted cash	(0.5)	(14.0)	8.4	(14.0)
Business acquisitions, net of cash acquired	(131.4)	(2.5)	(131.4)	(15.0)
Capital expenditures	(33.1)	(40.1)	(92.8)	(116.4)
Net cash used in continuing operations	(164.3)	(56.6)	(212.2)	(144.1)
Net cash from discontinued operations	5.8	100.5	24.0	130.5
Net cash from (used in) investing activities	(158.5)	43.9	(188.2)	(13.6)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	210.5	(29.5)	424.5	585.5
Repayments under senior credit facilities	(186.4)	(110.5)	(503.0)	(710.5)
Borrowings under trade receivables agreement	11.0	—	138.0	261.0
Repayments under trade receivables agreement	(10.0)	(70.0)	(116.0)	(331.0)
Net repayments under other financing arrangements	6.3	24.3	(17.6)	(28.3)
Purchases of common stock	—	(115.2)	(113.2)	(115.2)
Proceeds from the exercise of employee stock options and other, net of minimum tax withholdings paid on behalf of employees for net share settlements	0.9	1.4	1.2	81.5
Purchase of noncontrolling interest in subsidiary	0.2	—	(3.0)	—
Financing fees paid	—	(1.2)	—	(1.2)
Dividends paid (includes noncontrolling interest distributions of $0.4 and $0.0 for three months ended and $0.4 and $0.9 for twelve months ended December 31, 2009 and 2008, respectively)	(12.9)	(14.4)	(50.3)	(54.4)
Net cash from (used in) continuing operations	19.6	(315.1)	(239.4)	(312.6)
Net cash from (used in) discontinued operations	—	0.1	0.2	(0.4)
Net cash from (used in) financing activities	19.6	(315.0)	(239.2)	(313.0)
Change in cash and equivalents due to changes in foreign exchange rates	(2.0)	27.6	3.3	42.5
Net change in cash and equivalents	84.8	9.5	47.0	121.8
Consolidated cash and equivalents, beginning of period	438.1	466.4	475.9	354.1
Consolidated cash and equivalents, end of period	$522.9	$475.9	$522.9	$475.9

Cash and equivalents of continuing operations	$522.9	$475.9	$522.9	$475.9
Cash and equivalents of discontinued operations	$—	$—	$—	$—

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Twelve months ended
	December 31, 2009	December 31, 2008%		December 31, 2009	December 31, 2008%
Flow Technology

Revenues	$437.9	$479.1	-8.6%	$1,634.1	$1,998.7	-18.2%
Gross profit	148.6	160.7		549.9	630.4
Selling, general and administrative expense	83.0	86.5		327.6	374.9
Intangible amortization expense	2.9	3.0		11.4	12.1
Segment income	$62.7	$71.2	-11.9%	$210.9	$243.4	-13.4%
as a percent of revenues	14.3%	14.9%		12.9%	12.2%

Test and Measurement

Revenues	$219.2	$250.3	-12.4%	$810.4	$1,100.3	-26.3%
Gross profit	66.5	66.3		234.0	325.6
Selling, general and administrative expense	45.3	46.6		175.5	209.2
Intangible amortization expense	1.8	1.7		7.1	7.6
Segment income	$19.4	$18.0	7.8%	$51.4	$108.8	-52.8%
as a percent of revenues	8.9%	7.2%		6.3%	9.9%

Thermal Equipment and Services

Revenues	$488.2	$497.1	-1.8%	$1,600.7	$1,690.1	-5.3%
Gross profit	120.9	134.1		380.3	441.0
Selling, general and administrative expense	57.3	62.9		206.7	231.2
Intangible amortization expense	0.6	1.2		2.5	5.4
Segment income	$63.0	$70.0	-10.0%	$171.1	$204.4	-16.3%
as a percent of revenues	12.9%	14.1%		10.7%	12.1%

Industrial Products and Services

Revenues	$178.8	$279.3	-36.0%	$805.6	$1,048.5	-23.2%
Gross profit	53.0	103.7		267.8	380.5
Selling, general and administrative expense	29.3	36.2		113.6	136.2
Intangible amortization expense	0.2	0.1		0.5	0.6
Segment income	$23.5	$67.4	-65.1%	$153.7	$243.7	-36.9%
as a percent of revenues	13.1%	24.1%		19.1%	23.2%

Total segment income	$168.6	$226.6		$587.1	$800.3
Corporate expenses	22.3	26.9		83.8	107.7
Pension and postretirement expense	9.4	9.0		37.5	38.8
Stock-based compensation expense	5.9	8.2		27.6	41.5
Impairment of goodwill and other intangibles	194.8	123.0		194.8	123.0
Special charges, net	18.6	7.5		73.1	17.2
Consolidated Operating Income (loss)	$(82.4)	$52.0		$170.3	$472.1

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended December 31, 2009
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline

Flow Technology	(8.6)%	—%	5.9%	(14.5)%

Test and Measurement	(12.4)%	—%	4.3%	(16.7)%

Thermal Equipment and Services	(1.8)%	1.1%	4.8%	(7.7)%

Industrial Products and Services	(36.0)%	—%	0.3%	(36.3)%

Consolidated	(12.1)%	0.4%	4.2%	(16.7)%

	Twelve months ended December 31, 2009
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Decline

Flow Technology	(18.2)%	—%	(4.3)%	(13.9)%

Test and Measurement	(26.3)%	0.6%	(3.1)%	(23.8)%

Thermal Equipment and Services	(5.3)%	0.3%	(1.5)%	(4.1)%

Industrial Products and Services	(23.2)%	—%	(0.5)%	(22.7)%

Consolidated	(16.9)%	0.2%	(2.6)%	(14.5)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Net cash from continuing operations	$225.9	$257.7	$461.6	$407.0

Capital expenditures - continuing operations	(33.1)	(40.1)	(92.8)	(116.4)

Free cash flow from continuing operations	$192.8	$217.6	$368.8	$290.6

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Twelve months ended
December 31, 2009

Beginning cash and equivalents	$475.9

Operational cash flow	461.6
Business acquisitions and investments, net of cash acquired	(131.4)
Capital expenditures	(92.8)
Decrease in restricted cash	8.4
Proceeds from asset sales and other	3.6
Borrowings under senior credit facilities	424.5
Repayments under senior credit facilities	(503.0)
Net repayments under other financing arrangements	(17.6)
Net borrowing under trade receivable agreement	22.0
Purchases of common stock	(113.2)
Proceeds from the exercise of employee stock options and other, net of minimum tax withholdings paid on behalf of employees for net share settlements	1.2
Purchase of noncontrolling interest in subsidiary	(3.0)
Dividends paid	(50.3)
Cash from discontinued operations	33.7
Increase in cash due to changes in foreign exchange rates	3.3

Ending cash and equivalents	$522.9

	Debt at				Debt at
	12/31/2008	Borrowings	Repayments	Other	12/31/2009

Term loan	$675.0	$—	$(75.0)	$—	$600.0
Domestic revolving loan facility	65.0	424.5	(428.0)	—	61.5
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	—	138.0	(116.0)	—	22.0
Other indebtedness	55.2	—	(17.6)	8.4	46.0

Totals	$1,344.7	$562.5	$(636.6)	$8.4	$1,279.0

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited; in millions, except per share)

	Three months ended	Twelve months ended
	December 31, 2009	December 31, 2009

Diluted net income (loss) per share of common stock from continuing operations	$(1.63)	$0.93

Impairment of goodwill and other intangible assets	3.39	3.40

Tax matters	(0.43)	(0.43)

Anti-dilutive earnings impact on share calculation	0.02	—

Adjusted diluted net income per share of common stock from continuing operations	$1.35	$3.90

(1) Diluted loss per share for the three months ended December 31, 2009 and 2008 is anti-dilutive and therefore is the same as the basic loss per share.

(2) Had we been in an income position, the diluted number of shares outstanding would have been 49.843 and 53.556 for the quarters ended December 31, 2009 and 2008, respectively.